CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Travel Hunt Holdings, Inc. (the “Company”) on Form 10-QSB for the period ending October 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nancy Reynolds, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-QSB for the period ending October 31, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ending October 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of Travel Hunt Holdings, Inc.

Dated: December 6, 2006

TRAVEL HUNT HOLDINGS, INC.

By: /s/ Nancy Reynolds
 Nancy Reynolds
Chief Executive Officer and
Chief Financial Officer